ACQUISITION AGREEMENT

Agreement dated as of April 28, 1999 between Austin Land &
Resources, Inc., a Nevada corporation ("ALRI"), and Tangible
Investments of America, Inc., a Pennsylvania corporation ("TIAI").

The parties agree as follows:

1.   The Acquisition

     1.1 Purchase and Sale Subject to the terms and conditions of this Agreement. At the Closing to be held as provided in Section 2, ALRI shall sell the ALRI Shares (defined below) to the shareholders of TIAI, and the shareholders of TIAI shall purchase the ALRI Shares from ALRI, free and clear of all Encumbrances other than restrictions imposed by Federal and State securities laws.
ALRI shall change it's name to  Tangible Asset Galleries, Inc.

     1.2 Purchase Price. ALRI will exchange 16,000,000 shares of its restricted common stock (the "ALRI Shares") for all of the outstanding capital stock of TIAI (the "TIAI Shares"). The ALRI Shares shall be issued and delivered to the Shareholders of TIAI as set forth in Exhibit "A" hereto.

2.   The Closing.

     2.1 Place and Time. The closing of the sale and exchange of the ALRI Shares for the TIAI Shares (the "Closing") shall take place at the Law Offices of M. Richard Cutler, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660 no later than the close of business (Orange County California time) on April 30, 1999, or at such other place, date and time as the parties may agree in writing.

     2.2 Deliveries by TIAI. At the Closing, TIAI shall deliver the following to ALRI:

          a. Certificates representing the TIAI Shares, duly endorsed for transfer to ALRI and accompanied by any applicable stock transfer tax stamps; TIAI shall cause immediately change those certificates for, and to deliver to ALRI at the Closing, a certificate representing the TIAI Shares registered in the name of ALRI (without any legend or other reference to any Encumbrance).

          b.   The documents contemplated by Section 3.

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          c.   All other documents, instruments and writings
required by this Agreement to be delivered by TIAI at the Closing and any other documents or records relating to TIAI's business reasonably requested by ALRI in connection with this Agreement.

     2.3 Deliveries by ALRI. At the Closing, ALRI shall deliver the following to TIAI:

          a. The ALRI Shares for further delivery to the TIAI shareholders as contemplated by section 1.

          b.   The documents contemplated by Section 4.

          c. All other documents, instruments and writings required by this Agreement to be delivered by ALRI at the Closing.

3.   Conditions to ALRI's Obligations.

The obligations of ALRI to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by ALRI:

     3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits ALRI's acquisition of the TIAI Shares or the ALRI Shares or that will require any divestiture as a result of ALRI's acquisition of the TIAI Shares or that will require all or any part of the business of Austin Land & Resources, Inc. to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on ALRI or TIAI if this Agreement is consummated shall be pending.

     3.2 Representations, Warranties and Agreements. The representations and warranties of TIAI set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) TIAI shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) ALRI shall have received a certificate to that effect signed by an authorized representative of TIAI.

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     3.3  Regulatory Approvals.  All licenses, authorizations,
consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of ALRI's acquisition of the TIAI
Shares shall have been obtained and shall be in full force and effect.

4.   Conditions to TIAI's Obligations.

The obligations of TIAI to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by TIAI:

     4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits ALRI's acquisition of the TIAI Shares or TIAI's acquisition of the ALRI Shares or that will require any divestiture as a result of ALRI's acquisition of the Shares or TIAI's acquisition of the ALRI Shares or that will require all or any part of the business of Austin Land & Resources, Inc. or Tangible Assets of America, Inc. to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on ALRI or TIAI if this Agreement is consummated shall be pending.

     4.2 Representations, Warranties and Agreements. The representations and warranties of ALRI set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) ALRI shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) TIAI shall have received a certificate to that effect signed by an authorized representative of ALRI.

     4.3 Legal Opinion. TIAI shall have received an opinion from appropriate counsel to ALRI dated the Closing Date, to the effect that ALRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and corporate power to carry on its business as now being conducted; all of the outstanding shares of ALRI are duly and validly issued, fully paid and non-assessable and the issuance of such shares has complied with the applicable Federal and State securities laws and the regulations promulgated thereunder; ALRI is duly qualified and in good standing as a domestic corporation and is authorized to do business in all states or other jurisdictions in which such qualification or authorization is necessary and there has not been any claim by any other state of jurisdiction to the effect that ALRI is required

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 to qualify or otherwise be authorized to do
business as a foreign corporation therein; all persons who have executed or will execute this Agreement on behalf of ALRI or its Shareholders have been duly authorized to do so; to the best knowledge of such counsel there is no action, suit or proceeding and no investigation by any governmental agency pending or threatened against ALRI or the assets or business of ALRI that could have a materially adverse effect on the financial condition of ALRI or TIAI. Such counsel shall also opine as to the tradeability of all free trade Shares of ALRI.

     4.4 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of ALRI's acquisition of the TIAI Shares and TIAI's acquisition of the ALRI Shares shall have been obtained and shall be in full force and effect.

     4.5 Resignations of Director. All directors of Austin Land & Resources, Inc. whose resignations shall have been requested by TIAI not less than ten Business Days before the Closing Date shall have submitted their resignations or been removed effective as of the Closing Date.

5.   Representations and Warranties of TIAI.

TIAI represents and warrants to ALRI that, to the Knowledge of TIAI (which limitation shall not apply to Section 5.3), and except as set forth in the TIAI Disclosure Letter:

     5.1 Organization of TIAI; Authorization. TIAI is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of TIAI and this Agreement constitutes a valid and binding obligation of TIAI; enforceable against it in accordance with its terms.

     5.2 Capitalization. The authorized capital stock of TIAI consists of 1,000 shares of common stock, no par value, and no shares of preferred stock. As of the date hereof 490 of such common shares of TIAI were issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of TIAI are validly issued, fully paid and non-assessable. Except with respect to warrants to purchase up to 350,000 shares subsequent to completion of the Closing (reflecting the issuance of the ALRI Shares) at $1.00 per share, vesting over five years, as of the

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Closing Date there will not be outstanding any warrants, options or other agreements on the part of TIAI obligating TIAI to issue any additional shares of common or preferred stock or any of its securities of any kind. TIAI will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

     5.3 No Conflict as to TIAI. Neither the execution and delivery of this Agreement nor the consummation of the sale of the TIAI Shares to ALRI will (a) violate any provision of the certificate of incorporation or by-laws of TIAI or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which TIAI is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to TIAI.

     5.4 Ownership of TIAI Shares. The delivery of certificates to ALRI provided in Section 2.2 and the payment to TIAI provided in
Section 2.3 will result in ALRI's immediate acquisition of record and beneficial ownership of the TIAI Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of Tangible Investments of America, Inc.

     5.5 No Conflict as to TIAI and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the TIAI Shares to ALRI will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of TIAI or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of TIAI or any of its Subsidiaries under, any material agreement or commitment to which TIAI or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of TIAI or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to TIAI or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of TIAI and its

Subsidiaries, taken as a whole.

     5.6 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by TIAI or ALRI or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by TIAI or the consummation of the sale of the TIAI Shares to ALRI.

     5.7 Other Consents. No consent of any Person is required to be obtained by TIAI or ALRI to the execution, delivery and performance of this Agreement or the consummation of the sale of the TIAI Shares to ALRI, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of TIAI or ALRI.

     5.8 Financial Statements. TIAI has delivered to ALRI consolidated balance sheets of TIAI and its Subsidiaries as at December 31, 1998, and statements of income and changes in financial position for each of the years in the two-year period then ended, together with the report thereon of TIAI's independent accountant (the "TIAI Financial Statements"). Such TIAI Financial Statements and notes fairly present the consolidated financial condition and results of operations of TIAI and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

     5.9 Title to Properties. Either TIAI or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the TIAI Financial Statements (except for property sold since the date of the TIAI Financial Statements in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by TIAI or any of its Subsidiaries since the date of the TIAI Financial Statements. All properties and assets reflected in the TIAI Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the TIAI Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the TIAI Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the TIAI Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of TIAI or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of TIAI and its Subsidiaries include all rights, properties and other assets necessary to permit TIAI and its Subsidiaries to conduct TIAI's business in all material respects in the same manner as it is conducted on the date of this Agreement.

     5.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by TIAI or its Subsidiaries are, in all respects material to the business or financial condition of TIAI and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. TIAI has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of TIAI and its Subsidiaries, taken as a whole or which would require a payment by TIAI or ALRI or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

     5.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by TIAI or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of ALRI and its Subsidiaries, taken as a whole.

     5.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving TIAI or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of TIAI, ALRI and any of their Subsidiaries, taken as whole, or which would require a payment by TIAI or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither TIAI nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of TIAI, ALRI or any of their Subsidiaries, taken as a whole, or which would require a payment by TIAI or its subsidiaries in excess of $2,000 in the aggregate.

     5.13 Absence of Certain Changes. Except as set forth in Section
5.13 of the TIAI Disclosure Letter, since the date of the TIAI
Financial Statements, neither  TIAI nor any of its Subsidiaries has:


          a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of TIAI and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          b. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

          d. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

          e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

          f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

          i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $25,000 in the aggregate;

          m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

          n. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

          o. entered into any collective bargaining or union contract or agreement; or

          p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of TIAI and its subsidiaries taken as a whole.

     5.14 No Material Adverse Change. Since the date of the TIAI
Financial Statements, there has not been any material adverse change in the business or financial condition of TIAI and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States precious coins, collectibles and metals industry.

     5.15 Contracts and Commitments. Except as set forth in Section
5.15 of the TIAI Disclosure Letter, neither TIAI nor any of its Subsidiaries is a party to any:

          a. Ccontract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of TIAI or one of its Subsidiaries of more than $25,000 and not cancelable by TIAI or the relevant Subsidiary (without liability to TIAI or such Subsidiary) within 60 days;

          b. Except with respect to the lease on its business location, lease of personal property involving annual rental payments in excess of $25,000 and not cancelable by TIAI or the relevant Subsidiary (without liability to TIAI or such Subsidiary) within 90 days;

          c. Except with respect to the options referenced above, Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of TIAI or any of its Subsidiaries;

          d. Commitment, contract or agreement that is currently expected by the management of TIAI to result in any material loss upon completion or performance thereof;

          e. Contract, agreement or commitment that is material to the business of TIAI and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

          f. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither TIAI nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which TIAI or any of its Subsidiaries is a party or is or may be bound that relates to the business of TIAI or any of its Subsidiaries or to which any of the assets or properties of TIAI or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of TIAI and its Subsidiaries, taken as a whole. ALRI has not guaranteed or assumed and specifically does not guarantee or assume any obligations of TIAI or any of its Subsidiaries.

     5.16 Labor Relations. Neither TIAI nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of TIAI and its Subsidiaries, taken as a whole, (a) TIAI and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against TIAI or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against TIAI or any of its Subsidiaries, (d) no representation question exists respecting the employees of TIAI or any of its Subsidiaries, (e) neither TIAI nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of TIAI or any of its Subsidiaries is currently being negotiated.

     5.17 Employee Benefit Plans. Section 5.16 of the TIAI Disclosure Letter contains a list of all material employee pension and welfare benefit plans covering employees of TIAI and its Subsidiaries. No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the TIAI Disclosure Letter also lists all material management incentive plans and all material employment contracts or severance arrangements pertaining to one or more specific employees.

     5.18 Compliance with Law. The operations of TIAI and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of TIAI and its Subsidiaries, taken as a whole, or which would not require a payment by TIAI or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither

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TIAI nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. TIAI and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     5.19 Tax Matters.

          a. TIAI and each of its Subsidiaries (1) (except with respect to its 1998 tax return, as to which an extension has been appropriately filed) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only TIAI and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 5.18, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          b. All consolidated or combined Tax Returns (except those described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of TIAI or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of TIAI and Subsidiaries have been properly included and reflected thereon. TIAI shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of TIAI or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, TIAI's consolidated federal income tax return for such taxable years. TIAI will timely file a consolidated federal income tax return for the taxable year ended December 31, 1998 and such return shall include and reflect the income, activities, operations and transactions of TIAI and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of TIAI and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to TIAI or any of its Subsidiaries and do not generally relate to matters affecting other members of TIAI's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. TIAI has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

          c. Neither TIAI nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or
(y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

          d. Neither TIAI nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

          e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to TIAI or its

Subsidiaries, or their assets or operations and no power of attorney granted by TIAI or any of its Subsidiaries with respect to any Tax matter is currently in force.

          f. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to TIAI, its Subsidiaries or their assets or operations.

          g. Except as set forth in the TIAI Disclosure Letter, all amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          h. No property of TIAI is "tax-exempt use property " within the meaning of Section 168(h) of the Code nor property that TIAI and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          i. There have been delivered or made available to ALRI true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by ALRI as may be relevant to TIAI, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

          j. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of TIAI or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

     5.20 Environmental Matters.

          a. At all times prior to the date hereof, TIAI and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of TIAI and its Subsidiaries, taken as a whole, or which would require a payment by TIAI or its Subsidiaries in excess of

$2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          b.   The environmental licenses, permits and
authorizations that are material to the operations of TIAI and its Subsidiaries, taken as a whole, are in full force and effect.

          c. Neither TIAI nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by TIAI or any of its Subsidiaries (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of TIAI and its Subsidiaries, taken as a whole.

     5.21 Brokers or Finders. TIAI has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the TIAI Shares to ALRI.

     5.22 Absence of Certain Commercial Practices. Neither TIAI nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of TIAI or its Subsidiaries, which TIAI or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither TIAI nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

     5.23 Transactions with Directors and Officers. Except as set forth in Section 5.23 of the TIAI Disclosure Letter, TIAI and its Subsidiaries do not engage in business with any Person in which any of TIAI's directors or officers has a material equity interest. No director or officer of TIAI owns any property, asset or right which is material to the business of TIAI and its Subsidiaries, taken as a whole.

     5.24 Borrowing and Guarantees. Except as set forth in Section
5.24 of the TIAI Disclosure Letter, TIAI and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

6.   Representations and Warranties of ALRI.

ALRI represents and warrants to TIAI that, to the Knowledge of ALRI (which limitation shall not apply to Section 6.3), and except as set forth in the ALRI Disclosure Letter:

     6.1 Organization of TIAI; Authorization. ALRI is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of ALRI and this Agreement constitutes a valid and binding obligation of ALRI; enforceable against it in accordance with its terms.

     6.2 Capitalization. The authorized capital stock of ALRI consists of 50,000,000 shares of common stock, par value $.001 per share, and no shares of preferred stock. As of the date of this Agreement, ALRI has 6,000,000 shares of common stock issued and outstanding. Prior to the Closing, ALRI will (i) amend its Articles of Incorporation to authorize up to 10,000,000 shares of preferred stock (the "Amendment"), par value $.001 per share; (ii) cause the cancellation of 2,700,000 shares of "restricted" common stock held by affiliates of ALRI (the "Cancellation"); and (iii) subsequently complete a one for two reverse stock split of its issued and outstanding shares (the "Reverse Split"). Upon completion of the Amendment, the Cancellation and Reverse Split, (a) the authorized capital stock of ALRI will consist of 50,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share; and (b) an aggregate of 1,650,000 common shares of ALRI will be issued and outstanding, of which 1,500,000 will be "free trade" shares. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of ALRI are validly issued, fully paid and non-assessable and they are not and as of the Closing Date there will not be outstanding any other warrants, options or other agreements on the part of ALRI obligating ALRI to issue any additional shares of common or preferred stock or any of its securities of any kind.
ALRI will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

     6.3 No Conflict as to TAIA. Neither the execution and delivery of this Agreement nor the consummation of the sale of the ALRI Shares to TIAI will (a) violate any provision of the certificate of incorporation or by-laws of ALRI, or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which ALRI is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ALRI.

     6.4 Ownership of ALRI Shares. The delivery of certificates to TIAI provided in Section 2.3 will result in the Shareholders' of TIAI immediate acquisition of record and beneficial ownership of the ALRI Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of ALRI.

     6.5 No Conflict as to ALRI and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the ALRI Shares to TIAI will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of ALRI or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of ALRI or any of its Subsidiaries under, any material agreement or commitment to which ALRI or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of ALRI or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ALRI or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 6.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of ALRI and its Subsidiaries, taken as a whole.

     6.6 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by ALRI or TAIA or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by ALRI or the consummation of the sale of the ALRI Shares to TIAI.

     6.7 Other Consents. No consent of any Person is required to be obtained by TIAI or ALRI to the execution, delivery and performance of this Agreement or the consummation of the sale of the ALRI Shares to TIAI, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of TIAI or ALRI.

     6.8 Financial Statements. ALRI has delivered to TIAI consolidated balance sheets of ALRI and its Subsidiaries as at December 31, 1997 and December 31, 1998, and statements of income and changes in financial position for each of the years in the two-year period then ended, together with the report thereon of ALRI's independent accountant (the "ALRI Financial Statements"). Such ALRI Financial Statements and notes fairly present the consolidated financial condition and results of operations of ALRI and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

     6.9 Title to Properties. Either ALRI or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the ALRI Financial Statements and all the material properties and assets purchased or otherwise acquired by ALRI or any of its Subsidiaries since the date of the ALRI Financial Statements. All properties and assets reflected in the ALRI Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the ALRI Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the ALRI Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the

ALRI Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of ALRI or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of ALRI and its Subsidiaries include all rights, properties and other assets necessary to permit ALRI and its Subsidiaries to conduct ALRI's business in all material respects in the same manner as it is conducted on the date of this Agreement.

     6.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by ALRI or its Subsidiaries are, in all respects material to the business or financial condition of ALRI and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. ALRI has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of ALRI and its Subsidiaries, taken as a whole or which would require a payment by TIAI or ALRI or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

     6.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by ALRI or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of TIAI and its Subsidiaries, taken as a whole.

     6.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving ALRI or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of TIAI, ALRI and any of their Subsidiaries, taken as whole, or which would require a payment by ALRI or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither ALRI nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of TIAI, ALRI or any of their Subsidiaries, taken as a whole, or which would require a payment by ALRI or its subsidiaries in excess of $2,000 in the aggregate.

     6.13 Absence of Certain Changes. Since the date of the ALRI
Financial Statements, neither  ALRI nor any of its Subsidiaries has:


          a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of ALRI and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          b. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

          d. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;
          e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

          f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

          i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

          m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

          n. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

          o. entered into any collective bargaining or union contract or agreement; or

          p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of ALRI and its subsidiaries taken as a whole.

    6.14 No Material Adverse Change. Since the date of the ALRI
Financial Statements, there has not been any material adverse change in the business or financial condition of ALRI and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States precious coins, collectibles and metals industry.

     6.15 Contracts and Commitments. Neither ALRI nor any of its Subsidiaries is a party to any:

          a. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of ALRI or one of its Subsidiaries of more than $2,000 and not cancelable by ALRI or the relevant Subsidiary (without liability to ALRI or such Subsidiary) within 60 days;

          b. Lease of personal property involving annual rental payments in excess of $2,000 and not cancelable by ALRI or the relevant Subsidiary (without liability to ALRI or such Subsidiary) within 90 days;

          c. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of ALRI or any of its Subsidiaries;

          d. Commitment, contract or agreement that is currently expected by the management of ALRI to result in any material loss upon completion or performance thereof;

          e. Contract, agreement or commitment that is material to the business of ALRI and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

          f. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither ALRI nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which ALRI or any of its Subsidiaries is a party or is or may be bound that relates to the business of ALRI or any of its Subsidiaries or to which any of the assets or properties of ALRI or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of ALRI and its Subsidiaries, taken as a whole.

     6.16 Labor Relations. Neither ALRI nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of ALRI and its Subsidiaries, taken as a whole, (a) ALRI and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against ALRI or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against ALRI or any of its Subsidiaries, (d) no representation question exists respecting the employees of ALRI or any of its Subsidiaries, (e) neither ALRI nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of ALRI or any of its Subsidiaries is currently being negotiated.

     6.17 Employee Benefit Plans. Section 6.16 of the ALRI Disclosure Letter contains a list of all material employee pension and welfare benefit plans covering employees of ALRI and its Subsidiaries. No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the ALRI Disclosure Letter also lists all material management incentive plans and all material employment contracts or severance arrangements pertaining to one or more specific employees.

     6.18 Compliance with Law. The operations of ALRI and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of ALRI and its Subsidiaries, taken as a whole, or which would not require a payment by ALRI or its Subsidiaries in excess of
 $2,000 in the aggregate, or which have been cured. Neither ALRI nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. ALRI and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     6.19 Tax Matters.

          a. ALRI and each of its Subsidiaries (1) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only ALRI and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 6.18, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          b. All consolidated or combined Tax Returns (except those described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of ALRI or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of ALRI and Subsidiaries have been properly included and reflected thereon. ALRI shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of ALRI or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, ALRI's consolidated federal income tax return for such taxable years. ALRI will timely file a consolidated federal income tax return for the taxable year ended December 31, 1998 and such return shall include and reflect the income, activities, operations and transactions of ALRI and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of ALRI and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to ALRI or any of its Subsidiaries and do not generally relate to matters affecting other members of ALRI's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. ALRI has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

          c. Neither ALRI nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or
(y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

          d. Neither ALRI nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

          e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to ALRI or its Subsidiaries, or their assets or operations and no power of attorney granted by ALRI or any of its Subsidiaries with respect to any Tax matter is currently in force.

          f. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to ALRI, its Subsidiaries or their assets or operations.

          g. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          h. No property of ALRI is "tax-exempt use property " within the meaning of Section 168(h) of the Code nor property that ALRI and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          i. There have been delivered or made available to TIAI true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by TIAI as may be relevant to ALRI, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

          j. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of ALRI or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

     6.20 Environmental Matters.

          a. At all times prior to the date hereof, ALRI and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of ALRI and its Subsidiaries, taken as a whole, or which would require a payment by ALRI or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          b.   The environmental licenses, permits and
authorizations that are material to the operations of ALRI and its Subsidiaries, taken as a whole, are in full force and effect.

          c. Neither ALRI nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by ALRI or any of its Subsidiaries (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of ALRI and its Subsidiaries, taken as a whole.

     6.21 Brokers or Finders. ALRI has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the ALRI Shares to TIAI.

     6.22 Absence of Certain Commercial Practices. Neither ALRI nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of ALRI or its Subsidiaries, which ALRI or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither ALRI nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

     6.23 Transactions with Directors and Officers. ALRI and its Subsidiaries do not engage in business with any Person in which any of ALRI's directors or officers has a material equity interest. No director or officer of ALRI owns any property, asset or right which is material to the business of ALRI and its Subsidiaries, taken as a whole.

     6.24 Borrowing and Guarantees. ALRI and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

     6.25 Purchase for Investment. ALRI is purchasing the TIAI Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

7.   Access and Reporting; Filings With Governmental Authorities;
Other Covenants.

     7.1 Access Between the date of this Agreement and the Closing Date. Each of TIAI and ALRI shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of TIAI or ALRI, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.

     7.3 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, ALRI shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, ALRI, except for the exchange of the ALRI Shares for the TIAI Shares from TIAI's shareholders.

     7.4 Publicity. Between the date of this Agreement and the Closing Date, ALRI and TIAI shall discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

     7.5 Regulatory Matters. TIAI and ALRI shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

     7.6 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) each of TIAI and ALRI shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained pursuant to Section 7.1. Following the Closing, each of TIAI and ALRI shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to the other. This Section 7.6 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, each of TIAI and ALRI shall return to the other, or destroy, all information it shall have received from the other in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Each of TIAI and ALRI shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Section 7.1 to comply with the provisions of this Section 7.6.

     7.7 Reverse Mergers; Antidilution. TIAI and its officers and directors hereby agree that for a period of 12 months from the date hereof the merged company shall not engage in any reverse stock splits or other stock combinations or change any other attributes of any of the Company's stock. TIAI and its officers and directors hereby agree that except with respect to the proposed $1,000,000 private placement at a price of $1.00 per share, the issuance of shares upon the exercise of options granted to the Michelson Group, the issuance of shares in exchange for legal services (up to 27,500 restricted shares of stock) and the issuance of shares upon the exercise of employee options at $1.00 per share for up to 700,000 shares (vesting over five years), for a period of 12 months the Company shall not issue any new series of stock at a purchase price of less than $1.00 per share without the consent of a majority of the initial ALRI shareholders.

     7.8 Rule 504 Sales. TIAI agrees not to make any sales of securities in accordance with Rule 504 promulgated under Regulation D of the Securities Act.

8.   Conduct of  ALRI's Business Prior to the Closing.

     8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date. ALRI shall cause conduct its businesses in all material respects in the ordinary course.

     8.2 Business Organization. Between the date of this Agreement and the Closing Date, ALRI shall (a) preserve substantially intact the business organization of ALRI; and (b) preserve in all material respects the present business relationships and good will of ALRI and each of its Subsidiaries.

     8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, ALRI shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

          a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

          b. create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

          c. reclassify, split up or otherwise change any of its Equity Securities;

          d. be party to any merger, consolidation or other business combination;

          e. sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of ALRI and its Subsidiaries, taken as a whole, except in the ordinary course of business; or

          f.   organize any new Subsidiary or acquire any Equity
Securities of any Person or any equity or ownership interest in any business.

     8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, ALRI shall not:

          a. borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;

          b. create any material Encumbrance on any of its material properties or assets;

          c. except in the ordinary course of business, increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

          d. create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

          e. make any capital expenditure or acquire any property or assets;

          f.   enter into any agreement that materially restricts
ALRI, TIAI or any of their Subsidiaries from carrying on business;

          g. pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected in the ALRI Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the ALRI Financial Statements; or

          h. cancel any material debts or waive any material claims or rights.

9.   Definitions.

As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

     9.1  "Business Day"   Any day that is not a Saturday or Sunday
or a day on which banks located in the City of New York are authorized or required to be closed.
     9.2  "Code"   The Internal Revenue Code of  1986, as amended.
     9.3  "Disclosure Letter"   A letter dated the date of this
Agreement, executed by either TIAI and ALRI, addressed and delivered to the other and containing information required by this Agreement and exceptions to the representations and warranties under this Agreement.
     9.4  "Encumbrances"   Any security interest, mortgage, lien,
charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.
     9.5  "Equity Securities"   See Rule 3a 11 1 under the
Securities Exchange Act of  1934.
     9.6  "ERISA"   The Employee Retirement Income Security Act of
1974, as amended.
     9.7  "Governmental Body"   Any domestic or foreign national,
state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commission or authority thereof.
     9.8  "Knowledge"   Actual knowledge, after reasonable
investigation.
     9.9  "Person"   Any individual, corporation, partnership, joint
venture, trust, association, unincorporated organization, other entity, or Governmental Body.
     9.10 "Subsidiary"   With respect to any Person, any corporation
of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such

Person or one or more of its Subsidiaries.

10.  Termination.

     10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

          a.   By written agreement of TIAI and ALRI at any time.

          b. By ALRI, by notice to TIAI at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

          c. By TIAI, by notice to ALRI at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

          d. By TIAI ro ALRI, by notice to the other at any time after June 30, 1999.

     10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall terminate without any liability or further obligation of any party to another.

13. Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

(a)  If to ALRI:
     c/o  Law Offices of Shawn F. Hackman, Esq.
     1600 E. Desert Inn Rd. #206-A
     Las Vegas, NV 89109
     Facsimile No.: (702) 732-2253
     Attention: Sean Flanagan

(b)  If to TIAI:
               Tangible Investments of America, Inc.
               1550 S. Pacific Coast Highway, Suite 103
               Laguna Beach, CA 92651
               Facsimile No.:  (949) 376-2663
               Attention:  Silvano A. DiGenova

               with a copy to:
               Law Offices of M. Richard Cutler
               610 Newport Center Drive, Suite 800
               Newport Beach, CA 92660
               Facsimile No.:  (949) 719-1988

14.  Miscellaneous.

     14.2 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

     14.3 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

     14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     14.5 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

     14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     14.7 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of California, without regard to the conflicts of law principles thereof.

     14.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other, provided that, after the Closing, no consent of TIAI shall be needed in connection with any merger or consolidation of ARLI with or into another entity.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:             AUSTIN LAND & RESOURCES, INC.



                    By: __ /s/ Andrew Berney____
Secretary                     President


ATTEST:             TANGIBLE INVESTMENTS OF AMERICA, INC.



                    By: _/s/ Silvano DiGenova___
Secretary                     President

                   EXHIBIT A

               TIAI SHAREHOLDERS

Name                          ALRI Shares to be Issued

Silvano A. DiGenova           15,544,500
Gene Sherman                     208,000
Gehringer & Kellar, Inc.         160,000
Mike Carson                      40,000
Bruce Dubin                       40,000
MRC Legal Services Corporation     7,500